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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-45425) of Visioneer, Inc. of our report dated January 22, 1998 appearing on page 24 of Visioneer, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 38 of this Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

San Jose, California
March 27, 1998

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